Exhibit 10.1

GOLD RESOURCE CORPORATION

SUBSCRIPTION AGREEMENT FOR COMMON STOCK

TO:          GOLD RESOURCE CORPORATION

The Subscriber (as hereinafter defined) hereby irrevocably subscribes for and agrees to purchase from Gold Resource Corporation (the “Corporation ”) that number of shares of common stock of the Corporation (the “Shares ”) set out below at a price of US$ _____ per Share. The Subscriber agrees to be bound by the terms and conditions set forth in the attached “Terms and Conditions of Subscription for Common Stock” including, without limitation, the representations, warranties and covenants set forth therein. The Subscriber further agrees, without limitation, that the Corporation may rely upon the Subscriber’s representations, warranties and covenants contained in such documents.

SUBSCRIPTION AND SUBSCRIBER INFORMATION

Please print all information (other than signatures), as applicable, in the space provided below

Number of Shares (“Shares”) : x US$
(Name of Subscriber)

Account Reference (if applicable):
By: Authorized Signature	Aggregate Subscription Cost:$ (the “ Subscription Amount” )

(Official Capacity or Title – if the Subscriber is not an individual)

(Name of individual whose signature appears above if different than the name of the subscriber printed above.)

(Subscriber’s Address)

(Telephone Number)                        (Email Address)

Please complete if purchasing as agent or trustee for a principal (beneficial purchaser) (a “Disclosed Principal”) and not purchasing as trustee or agent for accounts fully managed by it.

_

(Name of Disclosed Principal)

(Address of Disclosed Principal)

(Account Reference, if applicable)

Account Registration Information : (Name) (Account Reference, if applicable) (Address, including Postal or Zip Code)	Delivery Instructions as set forth below : (Name) _ (Account Reference, if applicable) (Address) (Contact Name) (Telephone Number)

Number and kind of securities of the Corporation held, directly or indirectly, if any: _

TERMS AND CONDITIONS OF SUBSCRIPTION FOR SHARES

        This Subscription Agreement is entered into between Gold Resource Corporation (“Corporation”) and the undersigned individual or entity that has subscribed for Shares of common stock of the Corporation (“Subscriber”).

ARTICLE 1 — SUBSCRIPTION AND DESCRIPTION OF SHARES

1.1	Subscription for Shares

               The Subscriber hereby confirms its subscription for and offer to purchase the Shares from the Corporation, on and subject to the terms and conditions set out in this Subscription Agreement, for the Subscription Amount, which is payable as described in Article 2 hereto.

1.2	Acceptance and Rejection of Subscription by the Corporation

               The Subscriber acknowledges and agrees that the Corporation reserves the right, in its absolute discretion, to reject this subscription, in whole or in part, at any time prior to the Closing Time. If this subscription is rejected in whole, any checks or other forms of payment delivered to the Corporation representing the Subscription Amount will be promptly returned to the Subscriber without interest or deduction. If this subscription is accepted only in part, a check representing any refund of the Subscription Amount for that portion of the subscription for the Shares which is not accepted, will be promptly delivered to the Subscriber without interest or deduction.

ARTICLE 2 — CLOSING

2.1	Closing

               The initial delivery and sale of the Shares and payment of the Subscription Amount (the “Initial Closing”) will be completed at the offices of the Corporation’s counsel, Dufford & Brown, P.C. in Denver, Colorado at 10:00 a.m. (Denver time) (the “Closing Time”) on _____________, 2007 or such other place, date or time as the Corporation and the Subscribers may agree (the “Closing Date”). At that place and time, and subject to the conditions set forth in Section 2.2 below, the Corporation shall deliver or cause to be delivered certificates representing the Shares that have been subscribed for up to that date against payment by the Subscriber for the Shares. The Corporation may hold additional closings for the delivery and sale of additional Shares after the Initial Closing in its discretion.

               The Subscriber understands and agrees that the sale of the Shares is being made by the Corporation on a “best efforts” basis, that there is no minimum number of shares that must be sold in the offering and that the proceeds of the sale will immediately be deposited in the Corporation’s bank account and available for all valid corporate purposes.

2.2	Conditions of Closing

               The Subscriber acknowledges and agrees that the obligations of the Corporation hereunder are conditional on the accuracy of the representations and warranties of the Subscriber contained in this Subscription Agreement as of the date of this Subscription Agreement, and as of the Closing Time as if made at and as of the Closing Time, and the fulfillment of the following additional conditions as soon as possible and in any event not later than the Closing Time:

(a)	payment by the Subscriber of the Subscription Amount by certified check or bank draft in United States dollars payable to “Gold Resource Corporation”; and

(b)	the Subscriber having properly completed, signed and delivered this Subscription Agreement to the Corporation at Gold Resources Corporation, 222 Milwaukee Street, Suite 301, Denver, Colorado 80206.

ARTICLE 3 — REPRESENTATIONS AND WARRANTIES OFTHE CORPORATION

3.1	Representations, Warranties and Covenants of the Corporation

               The Corporation hereby represents and warrants to, and covenants with, the Subscriber as follows and acknowledges that the Subscriber is relying on such representations and warranties in connection with the transaction contemplated hereby:

(a)	The Corporation and its subsidiaries have been duly incorporated and are in good standing under the laws of their respective jurisdictions, and are current and up-to-date with all filings required to be made by them in such jurisdiction, have all requisite corporate power and authority and are duly qualified and possess all certificates, authorizations, permits and licences issued by the appropriate state, municipal, or federal regulatory agencies or bodies necessary (and has not received or is aware of any modification or revocation to such licences, authorizations, certificates or permits) to carry on its business as now conducted and to own its properties and assets and the Corporation and its subsidiaries have all requisite corporate power and authority to carry out their obligations under this Subscription Agreement.

(b)	There has been no adverse material change to the Corporation (actual, proposed or prospective, whether financial or otherwise) in the business, affairs, operations, assets, liabilities (contingent or otherwise) or shareholders’ equity of the Corporation since June 30, 2007, which has not been generally disclosed to the public and, in all material respects, the business of the Corporation has been carried on in the usual and ordinary course consistent with past practice since June 30, 2007 to the extent that such past practice is consistent with the current business direction of the Corporation.

(c)	This Subscription Agreement when executed and delivered on behalf of the Corporation, will have been duly authorized, executed and delivered by the Corporation and will constitute a valid and binding obligation of the Corporation enforceable against the Corporation in accordance with its terms except as limited by (a) applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and other similar laws affecting the rights of creditors generally; (b) the requirement that each party act in good faith with regard to their rights and obligations under this Subscription Agreement; and (c) general principles of equity.

(d)	As of the close of business on August 8, 2007, the authorized capital of the Corporation consists of 60,000,000 shares of common stock and 5,000,000 shares of preferred stock, of which 28,249,552 shares of common stock are issued and outstanding as fully paid and non-assessable.

(e)	The common stock currently trades in the Over-the-Counter market and is quoted on the Bulletin Board system maintained by the National Association of Securities Dealers, Inc. and no order ceasing or suspending trading in any securities of the Corporation or the trading of any of the Corporation’s issued securities is currently outstanding and no proceedings for such purpose are, to the knowledge of the Corporation, pending or threatened.

(f)	The Corporation is not, nor to the knowledge of the Corporation, is any other person in default in the observance or performance of any term, covenant or obligation to be performed by it under any debt instrument, material agreement, contract, agreement or arrangement to which the Corporation is a party and no event has occurred which with notice or lapse of time or both would constitute such a default and all such contracts, agreements and arrangements are in good standing.

(g)	The Corporation and its subsidiaries hold either freehold title, mining leases, mining claims or other conventional property, proprietary or contractual interests or rights, recognized in the jurisdiction in which a particular property is located in respect of the ore bodies and minerals located in properties in which the Corporation and its subsidiaries have an interest under valid, subsisting and enforceable title documents or other recognized and enforceable agreements or instruments, which are currently sufficient to permit the Corporation and its subsidiaries to explore the minerals relating thereto, and all such property, leases or claims and all property, leases or claims in which the Corporation or the subsidiaries have any interest or right have been validly located and recorded in accordance with all applicable laws and are valid and subsisting.

(h)	There are no actions, suits, proceedings or inquiries pending or, to the knowledge of the Corporation threatened against or affecting the Corporation or its subsidiaries or their property or assets at law or in equity or before or by any federal, municipal or other governmental department, court, commission, board, bureau, agency or instrumentality.

(i)	There is and has been no failure on the part of the Corporation or any of the Corporation’s directors or officers, in their capacities as such, to comply in all material respects with any applicable provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(j)	Promptly following the closing of the purchase and sale of the Shares contemplated by this Subscription Agreement, the Corporation shall prepare and file with the SEC a registration statement on Form S-l, S-3 or SB-2 (or, if Form S-l, S-3 or SB-2 is not then available to the Corporation, on such form of registration statement as is then available to effect a registration for resale of the Shares (“Registration Statement”)), covering the resale of the Shares; provided, however, that if prior to the filing of the Registration Statement, the provisions of Rule 144 of the Securities Act of 1933, as amended (the “1933 Act”) have been amended to reduce to six months or less the holding period after which the Shares may be sold in compliance with that Rule, the Corporation shall not be obligated to file such Registration Statement and shall be entitled to withdraw a Registration Statement that has previously been filed if it has not yet been declared effective. Such Registration Statement also shall cover, to the extent allowable under the 1933 Act and the rules promulgated thereunder (including Rule 416), such indeterminate number of additional shares of Common Stock resulting from stock splits, stock dividends or similar transactions with respect to the Shares.

(k)	The Corporation shall pay all expenses associated with the registration, including filing and printing fees, counsel and accounting fees and expenses, and State “Blue Sky” fees and expenses.

(l)	The Corporation shall use its commercially reasonable efforts to have the Registration Statement declared effective by the SEC as soon as practicable. The Corporation shall notify the Subscriber by facsimile or e-mail as promptly as practicable, and in any event, within three (3) business days, after the Registration Statement is declared effective and shall simultaneously provide the Subscriber with copies of any related prospectus to be used in connection with the sale or other disposition of the securities covered thereby.

ARTICLE 4 —ACKNOWLEDGEMENTS, COVENANTS, REPRESENTATIONS AND WARRANTIES OF THE SUBSCRIBER

4.1	Acknowledgements, Representations, Warranties and Covenants of the Subscriber

               The Subscriber, on its own behalf and, if applicable, on behalf of others for whom it is acting hereunder, hereby represents and warrants to, and covenants with, the Corporation as follows and acknowledges that the Corporation is relying on such representations and warranties in connection with the transactions contemplated herein:

(a)	The Subscriber certifies that it is resident in the jurisdiction set out on the face page of this Subscription Agreement. Such address was not created and is not used solely for the purpose of acquiring the Shares and the Subscriber was solicited to purchase in such jurisdiction.

(b)	If the Subscriber is not a person in the United States nor a U.S. Person (as defined in Rule 902(k) of Regulation S under the U.S. Securities Act) or not purchasing the Shares on behalf of a person in the United States or a U.S. Person:

(i)	neither the Subscriber nor any disclosed principal is a U.S. Person nor subscribing for the Shares for the account of a U.S. Person or for resale in the United States and the Subscriber confirms that the Shares have not been offered to the Subscriber in the United States and that this Subscription Agreement has not been signed in the United States;

(ii)	the Subscriber acknowledges that the Shares have not been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”) and may not be offered or sold in the United States or to a U.S. Person unless the securities are registered under the U.S. Securities Act and all applicable state securities laws or an exemption from such registration requirements is available, and further agrees that hedging transactions involving such securities may not be conducted unless in compliance with the U.S. Securities Act;

(iii)	the Subscriber and if applicable, the disclosed principal for whom the Subscriber is acting, understands that the Corporation is the seller of the Shares and that, for purposes of Regulation S, a “distributor” is any underwriter, dealer or other person who participates, pursuant to a contractual arrangement, in the distribution of securities sold in reliance on Regulation S and that an “affiliate” is any partner, officer, director or any person directly or indirectly controlling, controlled by or under common control with any person in question. Except as otherwise permitted by Regulation S, the Subscriber and if applicable, the disclosed principal for whom the Subscriber is acting, agrees that it will not, during a one year distribution compliance period, act as a distributor, either directly or through any affiliate, or sell, transfer, hypothecate or otherwise convey the Shares or underlying securities other than to a non-U.S. Person;

(iv)	the Subscriber and if applicable, the disclosed principal for whom the Subscriber is acting, acknowledges and understands that in the event the Shares are offered, sold or otherwise transferred by the Subscriber or if applicable, the disclosed principal for whom the Subscriber is acting, to a non-U.S Person prior to the expiration of a one year distribution compliance period, the purchaser or transferee must agree not to resell such securities except in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act, or pursuant to an available exemption from registration; and must further agree not to engage in hedging transactions with regard to such securities unless in compliance with the Securities Act; and

(v)	neither the Subscriber nor any disclosed principal will offer, sell or otherwise dispose of the Shares in the United States or to a U.S. Person unless (A) the Corporation has consented to such offer, sale or disposition and such offer, sale or disposition is made in accordance with an exemption from the registration requirements under the Securities Act and the securities laws of all applicable states of the United States or (B) the SEC has declared effective the Registration Statement in respect of such securities.

(c)	If the Subscriber is a person in the United States or a U.S. person, or is purchasing the Shares on behalf of a person in the United States or a U.S. person, the Subscriber:

(i)	or each beneficial purchaser as to which the Subscriber exercises sole investment discretion for whom it is purchasing, is acquiring the Shares to be held for investment only and not with a view to resale, distribution or other disposition of the Shares and without any present intention of selling, offering to sell or otherwise disposing of or distributing such securities, or any portion thereof;

(ii)	is aware that the Shares have not been registered under the Securities Act and the sale contemplated hereby is being made in reliance on a private placement exemption to Accredited Investors (as defined in Rule 501 of the Securities Act);

(iii)	the Subscriber is an Accredited Investor within the meaning of Rule 501 of Regulation D of the Securities Act; or each beneficial purchaser as to which the Subscriber exercises sole investment discretion for whom it is purchasing is an Accredited Investor;

(iv)	if the undersigned is the Subscriber, he or she is making the above statement based on personal knowledge of his or her financial situation and has reviewed personal financial documentation with an accountant, financial advisor or other financial professional, if necessary, to determine that the above statement is true; or (b) if the undersigned is other than the Subscriber, he or she is making the above statement based on a review, if necessary, of the financial statements of the Subscriber for the most recently completed financial year and any interim financial statements prepared since the end of such financial year and has undertaken such other review and due diligence necessary to determine and certify that the Subscriber is an “Accredited Investor” as that term is defined in Rule 501(a) of the U.S. Securities Act;

(v)	is not purchasing the Shares as a result of any “general solicitation or general advertising” (as such term is defined in Regulation D), including any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio, or any seminar or meeting where the attendees have been invited by general solicitation or general advertising;

(vi)	understands that if it decides to offer, sell, pledge or otherwise transfer the Shares, and, prior to the Registration Statement becoming effective, the Shares may be offered, sold or otherwise transferred only: (A) to the Corporation; (B) in compliance with Rule 904 under Regulation S, (C) in accordance with Rule 144 or Rule 144A under the U.S. Securities Act, if available, and in compliance with applicable local laws and regulations, or (D) in a transaction that does not otherwise require registration under the Securities Act or any applicable state securities laws if an opinion of counsel, of recognized standing reasonably satisfactory to the Corporation has been provided to the Corporation to that effect.

(d)	If the Subscriber or any disclosed principal is not a person described in paragraphs 4.1(b) or 4.1(c) above, the subscription for the Shares by the Subscriber does not contravene any of the applicable securities legislation in the jurisdiction in which the Subscriber resides and does not give rise to any obligation of the Corporation to prepare and file a prospectus or similar document or to register the Shares or to be registered with, or to file any report or notice with, any governmental or regulatory authority.

(e)	The execution and delivery of this Subscription Agreement, the performance and compliance with the terms hereof, the subscription for the Shares and the completion of the transactions described herein by the Subscriber will not result in any material breach of, or be in conflict with, or constitute a material default under, or create a state of facts that, after notice or lapse of time, or both, would constitute a material default under any term or provision of the constating documents, by-laws or resolutions of the Subscriber, the securities laws or any other laws applicable to the Subscriber, any agreement to which the Subscriber is a party, or any judgment, decree, order, statute, rule or regulation applicable to the Subscriber.

(f)	The Subscriber is subscribing for the Shares as principal for its own account and not for the benefit of any other person (within the meaning of applicable securities laws); if it is subscribing as agent for a disclosed principal, it has disclosed the name of the disclosed principal on the face page of this Subscription Agreement and acknowledges that the Corporation may be required by law to disclose to certain regulatory authorities the identity of each disclosed principal for whom the Subscriber is acting; or in the case of a subscription for the Shares by the Subscriber acting as trustee or agent for a fully managed account or as agent for an undisclosed principal, the Subscriber is duly authorized to execute and deliver this Subscription Agreement and all other necessary documentation in connection with such subscription on behalf of the fully managed account or undisclosed principal, as applicable, and this Subscription Agreement has been duly authorized, executed and delivered by or on behalf of and constitutes a legal, valid and binding agreement of, the fully managed account or undisclosed principal, as applicable.

(g)	In the case of a subscription for the Shares by the Subscriber acting as principal, this Subscription Agreement has been duly authorized, executed and delivered by, and constitutes a legal, valid and binding agreement of, the Subscriber. This Subscription Agreement is enforceable in accordance with its terms against the Subscriber.

(h)	If the Subscriber is:

(i)	a corporation, the Subscriber is duly incorporated and is validly subsisting under the laws of its jurisdiction of incorporation and has all requisite legal and corporate power and authority to execute and deliver this Subscription Agreement, to subscribe for the Shares as contemplated herein and to carry out and perform its obligations under the terms of this Subscription Agreement;

(ii)	a partnership, limited liability company, syndicate or other form of unincorporated organization, the Subscriber has the necessary legal capacity and authority to execute and deliver this Subscription Agreement and to observe and perform its covenants and obligations hereunder and has obtained all necessary approvals in respect thereof; or

(iii)	an individual, the Subscriber is of the full age of majority and is legally competent to execute this Subscription Agreement and to observe and perform his or her covenants and obligations hereunder.

(i)	The Subscriber is not, with respect to the Corporation or any of its affiliates, a “control person” as defined under the Securities Act and the purchase of the Shares hereunder will not result in the Subscriber becoming a control person.

(j)	The Subscriber has been advised to consult its own legal advisors with respect to trading in the Shares, and with respect to the resale restrictions imposed by the securities laws of the jurisdiction in which the Subscriber resides and other applicable securities laws, and acknowledges that no representation has been made respecting the applicable hold periods imposed by the securities laws or other resale restrictions applicable to such securities that restrict the ability of the Subscriber (or others for whom it is contracting hereunder) to resell such securities, that the Subscriber (or others for whom it is contracting hereunder) is solely responsible to find out what these restrictions are and the Subscriber is solely responsible (and neither the Corporation nor the Agent are in any way responsible) for compliance with applicable resale restrictions and the Subscriber is aware that it (or beneficial persons for whom it is contracting hereunder) may not be able to resell such securities except in accordance with limited exemptions under the securities laws and other applicable securities laws.

(k)	The Subscriber is not purchasing Shares with knowledge of material information concerning the Corporation that has not been generally disclosed.

(l)	No person has made any written or oral representations:

(i)	that any person will resell or repurchase the Shares;

(ii)	that any person will refund the Subscription Amount; or

(iii)	as to the future price or value of the Shares.

(m)	There are risks associated with the purchase of and investment in the Shares and the Subscriber has such knowledge and experience that it is capable of evaluating the merits and risks of an investment in the Shares and fully understands the restrictions on resale of the Shares and is capable of bearing the economic risk of the investment.

(n)	The funds representing the Subscription Amount that will be paid by the Subscriber to the Corporation hereunder, will not represent proceeds of crime for the purposes of United States anti-terrorist legislation and the Subscriber acknowledges that the Corporation may in the future be required by law to disclose the Subscriber’s name and other information relating to this Subscription Agreement and the Subscriber’s subscription hereunder pursuant to such legislation. To the best of its knowledge (a) none of the Subscription Amount to be provided by the Subscriber (i) has been or will be derived from or related to any activity that is deemed criminal under the laws of the United States of America, or any other jurisdiction, or (ii) is being tendered on behalf of a person or entity who has not been identified to the Subscriber, and (b) it shall promptly notify the Corporation if the Subscriber discovers that any of such representations ceases to be true, and to provide the Corporation with appropriate information in connection therewith.

(o)	No securities commission, agency, governmental authority, regulatory body, stock exchange or other regulatory body or similar regulatory authority has reviewed or passed on the merits of the Shares.

(p)	The Shares shall be subject to statutory resale restrictions under the securities laws of the jurisdiction in which the Subscriber resides and under other applicable securities laws, and the Subscriber covenants that it will not resell the Shares except in compliance with such laws and the Subscriber acknowledges that it is solely responsible (and in no way is the Corporation responsible) for such compliance.

(q)	The certificates representing the Shares, if issued prior to the Registration Statement becoming effective, and all certificates issued in substitution or exchange thereof, will bear a legend substantially in the following form:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THESE SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO GOLD RESOURCE CORPORATION (“GRC”), (B) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (C) IN COMPLIANCE WITH RULE 144 OR 144A THEREUNDER, IF AVAILABLE, AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, (D) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT, OR (E) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS, AND THE HOLDER HAS, PRIOR TO SUCH SALE, FURNISHED TO GRC AN OPINION OF COUNSEL OR OTHER EVIDENCE OF EXEMPTION, IN EITHER CASE REASONABLY SATISFACTORY TO GRC. HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE U.S. SECURITIES ACT.

(r)	The Corporation is relying on the representations, warranties and covenants contained herein to determine the Subscriber’s eligibility to subscribe for the Shares under applicable securities laws and the Subscriber agrees to indemnify the Corporation and each of its directors, officers and agents against all losses, claims, costs, expenses, damages or liabilities that any of them may suffer or incur as a result of or arising from reliance thereon. The Subscriber undertakes to immediately notify the Corporation of any change in any statement or other information relating to the Subscriber set forth in such applicable Schedules which takes place prior to the Closing Time.

(s)	The Subscriber is responsible for obtaining such legal and tax advice as it considers appropriate in connection with the execution, delivery and performance of this Subscription Agreement and the transactions contemplated under this Subscription Agreement.

(t)	The Subscriber has reviewed (i) the prospectus of the Corporation dated May 22, 2007; (ii) the quarterly reports on Form 10-QSB for the quarters ended March 31 and June 30, 2007; (iii) all other reports filed with the United States Securities and Exchange Commission by the Corporation since March 31, 2007, each of which is available from the Public Reference Room of the SEC or on its web site at http://www.sec.gov. The Subscriber’s decision to purchase the Shares was based solely on the representations in this Subscription Agreement and the filings of the Corporation with the SEC itemized immediately above, and no person or entity has made any representations or warranties excepts as set forth herein.

(u)	There are risks associated with the purchase of the Shares and the Subscriber may lose his, her or its entire investment. These risks include those itemized in the Corporation’s filings with the SEC itemized above, together with the risks identified in Attachment 1 to this Subscription Agreement. The Subscriber acknowledges having read these risks and understands them.

(v)	The Subscriber has had the opportunity to ask questions of, and receive answers from, the officers and directors of the Corporation regarding the offering, the Corporation or any other information relevant to Subscriber’s investment.

(w)	The Subscriber understands that the Corporation may pay a finder’s fee or commission up to 5% of the Subscription amount in cash and 5% of the Subscription amount in Shares.

(x)	This Subscription Agreement requires the Subscriber to provide certain personal information to the Corporation. Such information is being collected by the Corporation for the purposes of completing the offering, which includes, without limitation, determining the Subscriber’s eligibility to purchase the Shares under the applicable securities laws, preparing and registering certificates representing Shares to be issued to the Subscriber and completing filings required by any stock exchange or securities regulatory authority. The Subscriber’s personal information may be disclosed by the Corporation to: (a) stock exchanges or securities regulatory authorities and (b) any of the other parties involved in the offering, including legal counsel and may be included in record books in connection with the offering. By executing this Subscription Agreement, the Subscriber is deemed to be consenting to the foregoing collection, use and disclosure of the Subscriber’s personal information. The Subscriber also consents to the filing of copies or originals of this Subscription Agreement as may be required to be filed with any stock exchange or securities regulatory authority in connection with the transactions contemplated hereby. The Subscriber represents and warrants that it has the authority to provide the consents and acknowledgements set out in this paragraph on behalf of each disclosed principal.

(y)	The Subscriber consents to the Corporation making a notation on its records and giving instructions to any transfer agent of the Corporation in order to implement the restrictions on transfers set forth and described herein, and the Subscriber understands and acknowledges that the Corporation may instruct the registrar and transfer agent of the Corporation not to record a transfer without first being notified by the Corporation that it is satisfied that such transfer is exempt from or not subject to registration under the Securities Act.

ARTICLE 5 — SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS

5.1	Survival of Representations, Warranties and Covenants of the Corporation

               The representations, warranties and covenants of the Corporation contained in this Subscription Agreement shall survive the Closing and, notwithstanding such Closing or any investigation made by or on behalf of the Subscriber with respect thereto, shall continue in full force and effect for the benefit of the Subscriber.

5.2	Survival of Representations, Warranties and Covenants of the Subscriber

               The representations, warranties and covenants of the Subscriber contained in this Subscription Agreement shall survive the Closing and, notwithstanding such Closing or any investigation made by or on behalf of the Corporation with respect thereto and notwithstanding any subsequent disposition by the Subscriber of any of the Shares.

ARTICLE 6 — MISCELLANEOUS

6.1	Further Assurances

               Each of the parties hereto upon the request of each of the other parties hereto, whether before or after the Closing Time, shall do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered all such further acts, deeds, documents, assignments, transfers, conveyances, powers of attorney and assurances as may reasonably be necessary or desirable to complete the transactions contemplated herein.

6.2	Costs and Expenses

               All costs and expenses (including, without limitation, the fees and disbursements of legal counsel) incurred in connection with this Subscription Agreement and the transactions herein contemplated shall be paid and borne by the party incurring such costs and expenses.

6.3	Applicable Law

               This Subscription Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Colorado and the laws of the United States applicable therein. Any and all disputes arising under this Subscription Agreement, whether as to interpretation, performance or otherwise, shall be subject to the non-exclusive jurisdiction of the courts of the State of Colorado and each of the parties hereto hereby irrevocably attorns to the jurisdiction of the courts of such province.

6.4	Entire Agreement

               This Subscription Agreement constitutes the entire agreement between the parties with respect to the transactions contemplated herein and cancels and supersedes any prior understandings, agreements, negotiations and discussions between the parties. There are no representations, warranties, terms, conditions, undertakings or collateral agreements or understandings, express or implied, between the parties hereto other than those expressly set forth in this Subscription Agreement or in any such agreement, certificate, affidavit, statutory declaration or other document as aforesaid. This Subscription Agreement may not be amended or modified in any respect except by written instrument executed by each of the parties hereto.

6.5	Counterparts

               This Subscription Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same Subscription Agreement. Counterparts may be delivered either in original or faxed form and the parties adopt any signature received by a receiving fax machine as original signatures of the parties.

6.6	Assignment

               This Subscription Agreement may not be assigned by either party except with the prior written consent of the other parties hereto.

6.7	Enurement

               This Subscription Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, successors (including any successor by reason of the amalgamation or merger of any party), administrators and permitted assigns.

6.8	Language

               It is the express wish of the Subscriber that the Subscription Agreement and any related documentation be drawn up in English.

               The Corporation hereby accepts the subscription for Shares as set forth on the face page of this Subscription Agreement on the terms and conditions contained in the Subscription Agreement this __ day of _____ 2007.

GOLD RESOURCE CORPORATION By: ________________________________ Authorized Signing Officer

ATTACHMENT 1 TO
SUBSCRIPTION AGREEMENT FOR COMMON STOCK OF
GOLD RESOURCE CORPORATION

RISK FACTORS

         An investment in our common stock involves a high degree of risk and could result in a loss of your entire investment. Prior to making an investment decision, you should carefully consider all of the information described in our filings with the Securities and Exchange Commission (SEC) and, in particular, you should evaluate the risk factors set forth below. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also impair our business operations. If we are unable to prevent events that have a negative effect from occurring, then our business may suffer.

Risks Relating to Our Company

         We have no history of production. Our operations to date have been limited to exploration of our properties, primarily the El Aguila property. We have no history of producing gold or other metals. The development of our El Aguila project requires the completion of construction, start-up and operation of a mine, processing plant and related infrastructure. As a result, we are subject to all of the risks of establishing new mining operations. There can be no assurance that we can successfully establish mining operations or profitably produce gold or other metals.

         We have received no reserve report or feasibility study establishing proven or probable reserves within SEC-recognized definitions. A reserve, as defined by regulation of the SEC, is that part of a mineral deposit which can be economically and legally extracted or produced at the time of the reserve determination. Establishment of reserves within this definition requires preparation of a reserve report containing an estimate of existing ore, together with a feasibility study analyzing the economics of recovering and producing the ore. Although we are proposing to commence mining operations at our El Aguila property, we have received no reserve report or feasibility study establishing reserves within the meaning of the SEC definition. As a result, there is no assurance we will be successful in producing any gold or other material at a profit or that the costs that we invest in the mill and the mine can be recovered. As a result, the price of our stock may suffer.

         If we are unable to achieve predicted gold recoveries from our El Aguila property, our financial condition and results of operation will be adversely affected. We are proceeding with the development of the El Aguila property based on estimates of gold recovery and geologic formations developed during exploration. However, sales of gold, if any, that we realize from future mining activity will be less than anticipated if the mined material does not contain the concentration of gold predicted by our geological exploration. If sales of gold are less than anticipated, we may not be able to recover our investment in our property and our operations may be adversely affected. There is no assurance that mineral recoveries in small scale laboratory tests will be duplicated in large tests and in actual mining conditions.

         Should we successfully commence mining operations at our El Aguila property, our ability to remain profitable long term will depend on our ability to identify, explore, and develop additional properties. Gold properties are wasting assets. They eventually become depleted or uneconomical to continue mining. The acquisition of gold properties and their exploration and development are subject to intense competition. Companies with greater financial resources, larger staff, more experience and more equipment for exploration and development may be in a better position than us to compete for such mineral properties. If we are unable to find, develop, and economically mine new properties, we most likely will not be able to be profitable on a long term basis.

         Our operations are subject to permitting requirements which could require us to delay, suspend, or terminate our operations at the El Aguila property. Our operations, including the proposed construction of our mill and mine, require permits from federal and local governments. These permits are required for mining, environmental impact, appropriation of water and blasting. Issuance of these permits is regulated by a variety of federal and local agencies. There is no assurance that we will be able to obtain these permits in a timely manner, on reasonable terms, or at all. If we cannot obtain or maintain the necessary permits to construct and operate the proposed mill and mine, or if there is a delay in receiving these permits, our timetable and business plan for developing and producing the El Aguila property maybe adversely affected.

         The construction of our proposed mill will be subject to all of the risks inherent in construction. These risks include potential delays, cost overruns, shortages of material or labor, construction defects, and injuries to persons and property. We intend to retain LYNTEK, Inc. of Denver, Colorado as a consultant to act as our general contractor for construction of the mill and the mine. We expect that LYNTEK will engage a combination of American and Mexican subcontractors and material suppliers in connection with the project. While we anticipate taking all measures which we deem reasonable and prudent in connection with construction of the mill, there is no assurance that the risks described above will not cause delays or cost overruns in connection with such construction. Any delay would postpone our anticipated receipt of revenue and adversely affect our operations. Cost overruns might require that we obtain additional capital in order to commence production. Any of these occurrences may adversely affect the price of our stock.

         The operation of the mine presents potential environmental hazards for which we may not be able to obtain insurance. The operation of a mine involves hazardous chemicals and potential contamination of the mine site and proximate ground water. Some of these risks may not be insurable or the cost of such insurance may be prohibitive. Prior to commencing production at the mine, we intend to acquire insurance in accordance with industry standards and within the constraints of our capital budget. However, any loss caused by uninsured risks would adversely affect our operations and financial condition.

         Our properties are located in Mexico and are subject to changes in political conditions and regulations in that country. Our existing properties are located in Mexico. In the past, Mexico has been subject to political instability, changes and uncertainties which may cause changes to existing government regulations affecting mineral exploration and mining activities. Civil or political unrest could disrupt our operations at any time. Our mineral exploration and mining activities in Mexico may be adversely affected in varying degrees by changing governmental regulations relating to the mining industry or shifts in political conditions that increase the costs related to our activities or maintaining our properties.

         Our primary production target is subject to a lease in favor of a third party which provides for royalties on production. We lease our El Aguila property from a third party. Our lease for the El Aguila project is subject to a net smelter return royalty of 4% where production is sold in the form of gold/silver doreì and 5% where production is sold in concentrate form. The requirement to pay royalties to the owner of the lease at our El Aguila property will reduce our profitability if we commence commercial production of gold or other precious metals.

         The volatility of the price of gold could adversely affect our future operations, and if warranted, our ability to develop our properties. The commercial feasibility of our properties and our ability to raise funding to conduct continued exploration and development is dependent on the price of gold and other precious metals. The price of gold may also have a significant influence on the market price of our common stock and the value of our properties. Our decision to put a mine into production and to commit the funds necessary for that purpose must be made long before the first revenue from production would be received. A decrease in the price of gold may prevent our property from being economically mined or result in the write-off of assets whose value is impaired as a result of lower gold prices. The price of gold is affected by numerous factors beyond our control, including inflation, fluctuation of the United States Dollar and foreign currencies, global and regional demand, the sale of gold by central banks, and the political and economic conditions of major gold producing countries throughout the world. During the last five years, the average annual market price of gold has fluctuated between $310 per ounce and $604 per ounce, as shown in the table below.

2002 $310	2003 $364	2004 $406	2005 $445	2006 $604

        The volatility of mineral prices represents a substantial risk, which no amount of planning or technical expertise can eliminate.

         An adequate supply of water may not be available to complete desired development of our property. Once we begin putting our property into production, we will require additional amounts of water for our operations. We would be required to pump water from the Totolapan River to any facility we may construct on our property. Water rights are owned by the Mexican nation and are administered by a Mexican government agency. This agency has granted water concessions to private parties throughout the area defined as the Oaxaca Hydrologic Basin, however there is no assurance that we will be granted such concessions. Accordingly, we may not have access to the amount of water needed to operate a mine at the property.

         We may face a shortage of qualified personnel to operate our mine. Due to the location of our mine in Mexico, together with significant demands in the mining industry, it may be difficult for us to find qualified personnel to operate our mine. We expect to rely on the assistance of our local consultants, including our general manager, to identify and retain necessary personnel. However, there is no assurance that we will be able to obtain such personnel on terms favorable to us, or at all.

         Since most of our expenses are paid in Mexican pesos, and we anticipate selling any production from our properties in United States dollars, we are subject to adverse changes in currency values that will be difficult to prevent. Our operations in the future could be affected by changes in the value of the Mexican peso against the United States dollar. At the present time, since we have no production, we have no plans or policies to utilize forward sales contracts or currency options to minimize this exposure. If and when these measures are implemented, there is no assurance they will be cost effective or be able to fully offset the effect of any currency fluctuations.

         Our activities in Mexico are subject to significant environmental regulations, which could raise the cost of doing business. Mining operations are subject to environmental regulation by SEMARNAT, the environmental protection agency of Mexico. Regulations require that an environmental impact statement, known in Mexico as a Manifiestacion de Impacto Ambiental, be prepared by a third party contractor for submission to SEMARNAT. Studies required to support this impact statement include a detailed analysis of many subject areas, including soil, water, vegetation, wildlife, cultural resources and socio-economic impacts. We may also be required to submit proof of local community support for a project to obtain final approval. Significant environmental legislation exists in Mexico, including fines and penalties for spills, release of emissions into the air, seepage and other environmental damage. Compliance with these regulations is also a prerequisite to the issuance of one or more permits that we believe are necessary for us to commence mining operations on the project. While we will make every reasonable effort to comply with these regulations, there is no assurance that we will be successful, that the necessary permits will be issued or that we will not be subject to liabilities for environmental remediation.

         The nature of mineral exploration and production activities involves a high degree of risk and the possibility of uninsured losses. Our operations are subject to all of the operating hazards and risks normally incident to exploring for, developing and producing mineral properties, such as, but not limited to:

•	encountering unusual or unexpected formations;
•	environmental pollution;
•	personal injury, flooding and landslides;
•	variations in grades of ore;

•	labor disputes; and
•	decrease in reserves, if any, due to a lower gold price.

        We currently have no insurance to guard against any of these risks. All of these factors may result in losses in relation to amounts spent which are not recoverable.

         Our ability to obtain dividends or other distributions from our subsidiaries may be subject to restrictions imposed by law and foreign currency exchange regulations. We conduct, and will conduct in the future, all of our operations through subsidiaries organized and domiciled in Mexico. Our ability to obtain dividends or other distributions from our subsidiaries may be subject to restrictions on dividends or repatriation of earnings under applicable law, monetary transfer restrictions or foreign currency exchange regulations in that jurisdiction. Our subsidiaries’ ability to pay dividends or make other distributions to us will be subject to them having sufficient funds to do so. If our subsidiaries are unable to pay dividends or other distributions, our operations and cash flow may be inhibited unless we are able to obtain debt or equity financing on acceptable terms.

         In the event of a dispute regarding title to our property or any facet of our operations, it will likely be necessary for us to resolve the dispute in Mexico, where we would be faced with unfamiliar laws and procedures. The resolution of disputes in foreign countries can be costly and time consuming, similar to the situation in the United States. However, in a foreign country, we face the additional burden of understanding unfamiliar laws and procedures. We may not be entitled to a jury trial, as we might be in the United States. Further, to litigate in any foreign country, we would be faced with the necessity of hiring lawyers and other professionals who are familiar with the foreign laws. For these reasons, we may incur unforeseen losses if we are forced to resolve a dispute in Mexico or any other foreign country.